Exhibit 99.1

Edify Acquisition Corp. Files Registration Statement on Form S-4 in Connection with Proposed Business Combination with Unique Logistics International

Business combination is expected to help Unique accelerate growth, gain access to compelling M&A opportunities, and attract new investment partners

Unique intends to list on NASDAQ following completion of the business combination

NEW YORK, June 09, 2023 — Unique Logistics International, Inc. (OTCMKTS: UNQL) (“Unique” or the “Company”), a global logistics and freight forwarding company, today announced that Edify Acquisition Corp. (“Edify”)(Nasdaq: EAC), a special purpose acquisition company, has filed a registration statement on Form S-4 (the “Registration Statement”), which includes a preliminary proxy statement/prospectus, with the U.S. Securities and Exchange Commission (the “SEC”) relating to the previously announced proposed business combination between Unique and Edify.

The proposed business combination, which is expected to close in the second half of 2023 subject to the satisfaction of customary closing conditions, including the approval of both Unique and Edify stockholders and the Registration Statement being declared effective by the SEC, has been unanimously approved by the Boards of Directors of both companies. Upon closing, Edify is expected to change its name to Unique Logistics International Holdings, Inc., and the combined company’s common stock and warrants are expected to begin trading on the Nasdaq Capital Market.

“We are thrilled to be one step closer to trading on Nasdaq,” said Sunandan Ray, Chairman and CEO of Unique. “We believe the business combination will further our goal of continuing to rapidly capture market share across all critical logistical hubs in the country and strategically scale our platform. We look forward to executing our ambitious growth trajectory, gaining access to additional M&A opportunities, and improving our access to capital and liquidity, all of which we believe will best position us to attract new investment partners and future success.”

The filing of the Registration Statement follows Unique’s successful acquisition of certain operating subsidiaries and affiliates of Unique Logistics Holdings Limited, the Company’s former parent company (the “ULHL Entities Acquisition”). The ULHL Entities Acquisition will allow Unique to increase not only its logistics services footprint in the countries in which these companies operate – including China, Hong Kong, India, Taiwan, the United Kingdom, and Vietnam – but also to expand its exports to and trading among such countries and more broadly across Europe, Latin America, Canada, and Intra-Asia.

ABOUT UNIQUE LOGISTICS INTERNATIONAL, INC.

Unique Logistics International, Inc. (OTCMKTS: UNQL), through its wholly owned operating subsidiaries, is a global logistics and freight forwarding company providing a range of international logistics services that enable its customers to outsource to the Company sections of their supply chain process. The services provided are seamlessly managed by its network of trained employees and integrated information systems. We enable our customers to share data regarding their international vendors and purchase orders with us, execute the flow of goods and information under their operating instructions, provide visibility to the flow of goods from factory to distribution center or store and when required, update their inventory records.

Additional Information about the Proposed Business Combination and Where to Find It

This press release relates to a proposed transaction between Unique Logistics International, Inc. and Edify Acquisition Corp. In connection with the transaction described herein, Edify has filed with the SEC a registration statement on Form S-4 that includes a prospectus with respect to the securities to be issued in connection with the business combination, a proxy statement with respect to the stockholder meeting of Edify to vote on the merger, and a consent solicitation statement with respect to the Company’s solicitation of its stockholders of their written consent to approve the plan of merger set forth in the merger agreement (the “Merger Agreement”) entered into in connection with the proposed business combination. The proxy statement/consent solicitation statement/prospectus will be sent to all Edify stockholders and Company stockholders. In addition, Edify and Unique may file other relevant documents concerning the merger with the SEC. Investors and stockholders of Edify and Unique and other interested persons are urged to read the Registration Statement, the proxy statement/consent solicitation statement/prospectus as well as other relevant documents filed with the SEC in connection with the proposed business combination because these documents contain and will contain important information about Edify, Unique, and the merger. Stockholders are able to obtain a copy of the Form S-4, including the proxy statement/consent solicitation statement/prospectus, and other documents filed with the SEC without charge, at the SEC’s website (www.sec.gov). Security holders of the Company may also obtain free copies of the proxy statement/consent solicitation statement/prospectus, and any other documents related to the merger that Unique files with the SEC by directing a request by telephone or mail to Unique Logistics International Inc., Attn: Eli Kay, Chief Financial Officer. Security holders of Edify may also obtain free copies of the proxy statement/consent solicitation statement/prospectus, and any other documents related to the merger that Edify files with the SEC by directing a request to: Edify Acquisition Corp., Attn: Morris Beyda, Chief Financial Officer.

Participants in the Solicitation

Edify, Unique, and their directors and executive officers may be deemed to be participants in the solicitation of proxies from Edify stockholders and written consents from Unique’s stockholders with respect to the merger.

Information about Edify’s directors and executive officers and a description of their interests in Edify and with respect to the merger and any other matters to be acted upon at the Edify stockholder meeting are included in the preliminary proxy statement/consent solicitation statement/prospectus for the proposed transactions, and will also be included in the definitive proxy statement/prospectus for the proposed business combination when available.

No Offer or Solicitation

This press release is not a proxy statement or consent solicitation statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction and does not constitute an offer to sell or the solicitation of an offer to buy any securities of Edify, the Company, or any successor entity thereof nor shall there be any offer, solicitation, exchange, or sale of any such securities in any state or jurisdiction in which such offer, solicitation, exchange, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

This press release contains includes a number of forward-looking statements that reflect management’s current views with respect to future events. Forward-looking statements include all statements that are not historical facts, including statements regarding the impact of the proposed business combination on, and anticipated future growth (including through the completion of pending acquisitions) and other goals of, the Company; in some cases you can also identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. All forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on Edify, the Company, or any successor entity thereof. Any such forward-looking statements are based on various assumptions, whether or not identified in this press release, are not guarantees of future performance, and involve a number of risks, uncertainties, or other factors that may cause actual results or performance to be materially different from those expressed or implied by the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by Unique and Edify with the SEC; the amount of any redemptions by existing holders of shares of Edify’s Class A common stock being greater than expected, which may reduce the cash in trust available to Unique upon the consummation of the merger; the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against Unique or Edify following announcement of the Merger Agreement and the transactions contemplated therein; the inability to complete the proposed business combination due to, among other things, the failure to obtain Unique stockholder approval or Edify shareholder approval or satisfy the minimum trust account amount following any redemptions by Edify’s public stockholders; the effect of the announcement or pendency of the merger on Unique’s business relationships, operating results, and business generally; the risk that the announcement and consummation of the proposed business combination disrupts Unique’s current plans or operations; unexpected costs related to the proposed business combination; the risks that the consummation of the proposed business combination is substantially delayed or does not occur, including prior to the date on which Edify is required to liquidate under the terms of its charter documents; the risk that Unique may need to raise additional capital to execute its growth plans, which many not be available on acceptable terms or at all; and the risk that the post-merger company experiences difficulties in managing its growth and expanding operations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement and proxy statement/consent solicitation statement/prospectus discussed above and other documents filed or to be filed by Edify, Unique, and/or or any successor entity thereof from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Unique prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the proposed business combination or other matters addressed in this press release and attributable to Unique or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Forward-looking statements speak only as of the date they are made. Except to the extent required by applicable law or regulation, Unique undertakes no obligation to update these forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Contacts:

Brigit Hennaman

Rubenstein Public Relations

bhennaman@rubensetinpr.com

212-805-3005